Exhibit 99.1

NEWS RELEASE

INVESTOR CONTACT:	Peter Goulding, CFA
Investor Relations
203.338.6799
peter.goulding@peoples.com

MEDIA CONTACT:	Valerie Carlson
Corporate Communications
203.338.2351
valerie.carlson@peoples.com

FOR IMMEDIATE RELEASE

October 17, 2013

PEOPLE’S UNITED FINANCIAL REPORTS THIRD QUARTER OPERATING EARNINGS OF $0.20 PER SHARE AND NET INCOME OF $0.19 PER SHARE

BRIDGEPORT, CT – People’s United Financial, Inc. (NASDAQ: PBCT) today reported net income of $58.5 million, or $0.19 per share, for the third quarter of 2013, compared to $62.2 million, or $0.18 per share, for the third quarter of 2012, and $62.1 million, or $0.20 per share, for the second quarter of 2013. Operating earnings were $60.8 million, or $0.20 per share, for the third quarter of 2013, compared to $64.4 million, or $0.19 per share, for the third quarter of 2012, and $62.4 million, or $0.20 per share, for the second quarter of 2013.

The Company’s Board of Directors declared a $0.1625 per share quarterly dividend, payable November 15, 2013 to shareholders of record on November 1, 2013. Based on the closing stock price on October 16, 2013, the dividend yield on People’s United Financial common stock is 4.4 percent.

During the third quarter of 2013 the Company repurchased 2.1 million shares of People’s United Financial common stock at a weighted average price of $14.33 per share and, during the first nine months of 2013, the Company repurchased 24.5 million shares of common stock at a weighted average price of $13.39 per share. Under the existing share repurchase authorization, 8.9 million shares of common stock remain available for repurchase.

“Our performance this quarter reflects the continued benefits from strategic investments in people, products and services, as well as an expanded geographic footprint developed over the past three years,” stated Jack Barnes, President and Chief Executive Officer. “Ongoing progress in loan and deposit growth, both this quarter and over the past 12 quarters, is a tribute to both our relationship managers and customers. We remain focused on delivering shareholder value by leveraging opportunities within existing markets, including strengthening our position in the Boston and New York MSAs.”

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People’s United Financial, Inc. Reports 3Q Earnings

“On an operating basis, earnings were $61 million, or 20 cents per share, this quarter,” stated Kirk W. Walters, Senior Executive Vice President and Chief Financial Officer. “The net interest margin reflects the impact of continued strong loan originations, while non-interest income demonstrates the ongoing improvement in most of our fee-based businesses. Cost control remains an important area of focus. The modest increase in operating expenses this quarter primarily reflects higher payroll-related costs, professional and outside service fees, and real estate owned expenses.”

Walters concluded, “We certainly are pleased with the sustained improvement in asset quality. Our low loan charge-off ratio is a reflection of the Company’s historically strong underwriting standards, the economic strength of the geography in which we operate and the resilience of our customers. Of particular note, acquired non-performing loans have declined $27 million, or 20 percent annualized, and originated non-performing loans have declined $16 million, or 8 percent annualized, from December 31, 2012.”

Net loan charge-offs as a percentage of average total loans on an annualized basis were 0.17 percent in the third quarter of 2013 compared to 0.19 percent in the second quarter of 2013 and 0.18 percent in the third quarter of 2012. For the originated loan portfolio, non-performing loans equaled 1.10 percent of loans at September 30, 2013, compared to 1.18 percent at June 30, 2013 and 1.45 percent at September 30, 2012. Non-performing assets (excluding acquired non-performing loans) equaled 1.26 percent of originated loans, REO and repossessed assets at September 30, 2013, compared to 1.33 percent at June 30, 2013 and 1.59 percent at September 30, 2012.

Operating return on average assets was 0.78 percent for the third quarter of 2013, compared to 0.81 percent for the second quarter of 2013 and 0.91 percent for the third quarter of 2012. Operating return on average tangible stockholders’ equity was 9.8 percent for the third quarter of 2013, compared to 9.3 percent for the second quarter of 2013 and 8.6 percent for the third quarter of 2012.

At September 30, 2013, People’s United Financial’s tier 1 common and total risk-based capital ratios were 11.4 percent and 12.6 percent, respectively, and the tangible equity ratio stood at 8.5 percent. People’s United Bank’s tier 1 and total risk-based capital ratios were 11.8 percent and 13.2 percent, respectively, at September 30, 2013.

People’s United Financial, a diversified financial services company with $32 billion in assets, provides commercial and retail banking, as well as wealth management services through a network of 410 branches in Connecticut, New York, Massachusetts, Vermont, New Hampshire and Maine. Through its subsidiaries, People’s United Financial provides equipment financing, brokerage and insurance services. Assets managed and administered, which are not reported as assets of People’s United Financial, totaled $15.5 billion at September 30, 2013.

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People’s United Financial, Inc. Reports 3Q Earnings

3Q 2013 Financial Highlights

Summary

•	Net income was $58.5 million, or $0.19 per share.

•	Operating earnings were $60.8 million, or $0.20 per share.

•	Net interest income totaled $223.5 million in 3Q13 compared to $220.9 million in 2Q13.

•	Interest income on acquired loans decreased $4.6 million from 2Q13 to $29.4 million.

•	Net interest margin decreased 3 basis points from 2Q13 to 3.30%.

•	The effect of one more calendar day in 3Q13 benefited the margin by 2 basis points.

•	The effect of new loan volume at lower rates reduced the margin by 6 basis points.

•	Provision for loan losses totaled $12.1 million.

•	Net loan charge-offs totaled $9.6 million, of which $6.4 million related to loans with specific reserves established in prior periods.

•	Reflects a $6.3 million increase in the originated allowance for loan losses due to loan growth.

•	Includes a provision for loan losses on acquired loans of $2.6 million, relating almost entirely to a single credit.

•	Non-interest income was $84.0 million in 3Q13 compared to $86.1 million in 2Q13.

•	Insurance revenue increased $2.0 million from 2Q13, primarily reflecting the seasonal nature of insurance renewals.

•	Bank service charges increased $1.2 million from 2Q13, in part due to the seasonal nature of certain fee categories.

•	Operating lease income increased $0.6 million from 2Q13.

•	Net gains on sales of acquired loans totaled $5.8 million in 2Q13 (none in 3Q13).

•

Assets under administration and those under full discretionary management, neither of which are reported as assets of People’s United Financial, totaled $10.5 billion and $5.0 billion, respectively, at September 30, 2013.

•	Non-interest expense totaled $212.5 million in 3Q13 compared to $205.8 million in 2Q13.

•

Operating non-interest expense was $209.2 million in 3Q13 compared to $205.4 million in 2Q13. Excluding operating lease expense and amortization of acquisition-related intangible assets, operating non-interest expense totaled $194.9 million in 3Q13 compared to $191.2 million in 2Q13.

•	Compensation and benefits expense increased $2.5 million from 2Q13, primarily reflecting higher payroll-related costs in 3Q13.

•	Compared to 2Q13, professional and outside service fees increased $1.2 million and real estate owned expenses increased $0.5 million.

•	Efficiency ratio in 3Q13 increased to 63.6% from 62.7% in 2Q13, primarily reflecting the increase in total operating expenses.

•	Effective income tax rate was 29.5% for 3Q13 and 31.5% for the first nine months of 2013, compared to 32.4% for the full-year of 2012.

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People’s United Financial, Inc. Reports 3Q Earnings

Commercial Banking

•	Commercial banking loans increased $212 million, or 5% annualized, from June 30, 2013.

•	Average commercial banking loans totaled $16.6 billion in 3Q13, an increase of $436 million, or 11% annualized, from 2Q13.

•	The ratio of originated non-performing commercial banking loans to originated commercial banking loans was 1.01% at September 30, 2013 compared to 1.10% at June 30, 2013.

•	Non-performing commercial banking assets, excluding acquired non-performing loans, totaled $177.1 million at September 30, 2013 compared to $183.8 million at June 30, 2013.

•	Net loan charge-offs totaled $7.2 million, or 0.17% annualized, of average commercial banking loans in 3Q13, compared to $6.9 million, or 0.17% annualized, in 2Q13.

•	For the originated commercial banking portfolio, the allowance for loan losses as a percentage of loans was 1.02% at September 30, 2013 compared to 1.05% at June 30, 2013.

•	The commercial banking originated allowance for loan losses represented 101% of originated non-performing commercial banking loans at September 30, 2013, compared to 96% at June 30, 2013.

•	Commercial deposits totaled $6.3 billion at September 30, 2013 compared to $5.8 billion at June 30, 2013.

Retail Banking

•	Residential mortgage loans increased $152 million, or 15% annualized, from June 30, 2013.

•	Average residential mortgage loans totaled $4.1 billion in 3Q13, an increase of $109 million, or 11% annualized, from 2Q13.

•	The ratio of originated non-performing residential mortgage loans to originated residential mortgage loans was 1.51% at September 30, 2013 compared to 1.58% at June 30, 2013.

•	Net loan charge-offs totaled $0.4 million, or 0.04% annualized, of average residential mortgage loans in 3Q13, compared to $2.3 million, or 0.23% annualized, in 2Q13.

•	Home equity loans increased $5 million from June 30, 2013.

•	Average home equity loans totaled $2.0 billion in 3Q13, unchanged from 2Q13.

•	The ratio of originated non-performing home equity loans to originated home equity loans was 1.00% at September 30, 2013 compared to 1.06% at June 30, 2013.

•	Net loan charge-offs totaled $1.6 million, or 0.30% annualized, of average home equity loans in 3Q13, compared to $1.4 million, or 0.28% annualized, in 2Q13.

•	Retail deposits totaled $15.9 billion at September 30, 2013 compared to $16.2 billion at June 30, 2013.

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People’s United Financial, Inc. Reports 3Q Earnings

Conference Call

On October 17, 2013, at 5 p.m., Eastern Time, People’s United Financial will host a conference call to discuss this earnings announcement. The call may be heard through www.peoples.com by selecting “Investor Relations” in the “About Us” section on the home page, and then selecting “Conference Calls” in the “News and Events” section. Additional materials relating to the call may also be accessed at People’s United Bank’s web site. The call will be archived on the web site and available for approximately 90 days.

Certain statements contained in this release are forward-looking in nature. These include all statements about People’s United Financial’s plans, objectives, expectations and other statements that are not historical facts, and usually use words such as “expect,” “anticipate,” “believe,” “should” and similar expressions. Such statements represent management’s current beliefs, based upon information available at the time the statements are made, with regard to the matters addressed. All forward-looking statements are subject to risks and uncertainties that could cause People’s United Financial’s actual results or financial condition to differ materially from those expressed in or implied by such statements. Factors of particular importance to People’s United Financial include, but are not limited to: (1) changes in general, national or regional economic conditions; (2) changes in interest rates; (3) changes in loan default and charge-off rates; (4) changes in deposit levels; (5) changes in levels of income and expense in non-interest income and expense related activities; (6) residential mortgage and secondary market activity; (7) changes in accounting and regulatory guidance applicable to banks; (8) price levels and conditions in the public securities markets generally; (9) competition and its effect on pricing, spending, third-party relationships and revenues; (10) the successful integration of acquisitions; and (11) changes in regulation resulting from or relating to financial reform legislation. People’s United Financial does not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

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Access Information About People’s United Financial at www.peoples.com.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS

	Three Months Ended
(dollars in millions, except per share data)	Sept. 30, 2013	June 30, 2013	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012
Earnings Data:
Net interest income	$223.5	$220.9	$219.3	$225.1	$234.8
Provision for loan losses	12.1	9.2	12.4	12.0	15.1
Non-interest income	84.0	86.1	82.9	84.3	81.4
Non-interest expense	212.5	205.8	212.0	207.4	208.9
Operating non-interest expense (1)	209.2	205.4	204.0	204.5	205.7
Income before income tax expense	82.9	92.0	77.8	90.0	92.2
Net income	58.5	62.1	52.5	61.2	62.2
Operating earnings (1)	60.8	62.4	57.9	63.2	64.4

Selected Statistical Data:
Net interest margin (2)	3.30%	3.33%	3.38%	3.63%	3.89%
Operating net interest margin (1), (2)	3.30	3.33	3.38	3.63	3.82
Return on average assets (2)	0.75	0.81	0.70	0.85	0.88
Operating return on average assets (1), (2)	0.78	0.81	0.77	0.87	0.91
Return on average tangible assets (2)	0.80	0.87	0.75	0.91	0.95
Return on average stockholders’ equity (2)	5.1	5.2	4.2	4.8	4.8
Return on average tangible stockholders’ equity (2)	9.4	9.3	7.4	8.3	8.3
Operating return on average tangible stockholders’ equity (1), (2)	9.8	9.3	8.1	8.6	8.6
Efficiency ratio (1)	63.6	62.7	64.1	63.0	61.4

Common Share Data:
Basic and diluted earnings per share	$0.19	$0.20	$0.16	$0.18	$0.18
Operating earnings per share (1)	0.20	0.20	0.18	0.19	0.19
Dividends paid per share	0.1625	0.1625	0.16	0.16	0.16
Dividend payout ratio	86.0%	83.6%	100.6%	87.4%	87.3%
Operating dividend payout ratio (1)	82.7	83.2	91.2	84.8	84.3
Book value per share (end of period)	$15.07	$15.11	$15.24	$15.21	$15.20
Tangible book value per share (end of period) (1)	8.14	8.20	8.54	8.71	8.77
Stock price:
High	15.67	15.00	13.61	12.50	12.55
Low	14.07	12.62	12.22	11.36	11.20
Close (end of period)	14.38	14.90	13.42	12.09	12.14
Common shares (end of period) (in millions)	307.72	309.59	320.65	331.27	335.95
Weighted average diluted common shares (in millions)	307.56	313.52	325.21	331.39	336.48

(1)	See Non-GAAP financial measures and reconciliation to GAAP beginning on page 16.
(2)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS—Continued

	Nine Months Ended September 30,
(dollars in millions, except per share data)	2013	2012
Earnings Data:
Net interest income	$663.7	$703.6
Provision for loan losses	33.7	37.2
Non-interest income	253.0	229.5
Non-interest expense	630.3	623.2
Operating non-interest expense (1)	618.6	613.4
Income before income tax expense	252.7	272.7
Net income	173.1	184.1
Operating earnings (1)	181.1	190.7

Selected Statistical Data:
Net interest margin (2)	3.33%	3.94%
Operating net interest margin (1), (2)	3.33	3.89
Return on average assets (2)	0.75	0.88
Operating return on average assets (1), (2)	0.79	0.91
Return on average tangible assets (2)	0.81	0.96
Return on average stockholders’ equity (2)	4.8	4.7
Return on average tangible stockholders’ equity (2)	8.6	8.1
Operating return on average tangible stockholders’ equity (1), (2)	9.0	8.4
Efficiency ratio (1)	63.5	62.1

Common Share Data:
Basic and diluted earnings per share	$0.55	$0.54
Operating earnings per share (1)	0.58	0.57
Dividends paid per share	0.4850	0.4775
Dividend payout ratio	89.5%	89.3%
Operating dividend payout ratio (1)	85.6	86.2
Book value per share (end of period)	$15.07	$15.20
Tangible book value per share (end of period) (1)	8.14	8.77
Stock price:
High	15.67	13.79
Low	12.22	11.20
Close (end of period)	14.38	12.14
Common shares (end of period) (in millions)	307.72	335.95
Weighted average diluted common shares (in millions)	315.37	340.69

(1)	See Non-GAAP financial measures and reconciliation to GAAP beginning on page 16.
(2)	Annualized.

People’s United Financial, Inc.

FINANCIAL HIGHLIGHTS—Continued

	As of and for the Three Months Ended
(dollars in millions)	Sept. 30, 2013	June 30, 2013	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012
Financial Condition Data:
General:
Total assets	$31,511	$31,345	$30,598	$30,324	$28,576
Loans	23,227	22,866	22,161	21,737	21,040
Securities	4,379	4,618	4,716	4,669	3,787
Short-term investments	148	120	127	131	64
Allowance for loan losses	188	186	187	188	186
Goodwill and other acquisition-related intangible assets	2,134	2,140	2,147	2,154	2,160
Deposits	22,190	21,982	21,792	21,751	21,363
Borrowings	3,621	3,626	2,849	2,386	1,524
Notes and debentures	639	639	659	659	160
Stockholders’ equity	4,638	4,678	4,886	5,039	5,107
Total risk-weighted assets (1)	23,731	23,498	22,918	22,764	21,682
Non-performing assets (2)	271	281	285	290	294
Net loan charge-offs	9.6	10.8	13.1	10.0	9.4

Average Balances:
Loans	$22,916	$22,369	$21,727	$21,211	$20,758
Securities	4,529	4,557	4,548	3,867	3,608
Short-term investments	179	153	146	128	108
Total earning assets	27,624	27,079	26,421	25,206	24,474
Total assets	31,216	30,799	30,178	28,991	28,234
Deposits	22,066	21,835	21,558	21,557	21,372
Total funding liabilities	26,168	25,548	24,726	23,487	22,709
Stockholders’ equity	4,622	4,825	5,005	5,107	5,161

Ratios:
Net loan charge-offs to average total loans (annualized)	0.17%	0.19%	0.24%	0.19%	0.18%
Non-performing assets to originated loans, real estate owned and repossessed assets (2)	1.26	1.33	1.42	1.48	1.59
Originated allowance for loan losses to:
Originated loans (2)	0.82	0.85	0.88	0.91	0.95
Originated non-performing loans (2)	74.8	71.8	70.6	70.3	66.0
Average stockholders’ equity to average total assets	14.8	15.7	16.6	17.6	18.3
Stockholders’ equity to total assets	14.7	14.9	16.0	16.6	17.9
Tangible stockholders’ equity to tangible assets (3)	8.5	8.7	9.6	10.2	11.2
Total risk-based capital (1)	12.6	12.8	13.7	14.7	15.6

(1)	Consolidated.
(2)	Excludes acquired loans.
(3)	See Non-GAAP financial measures and reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF CONDITION

(in millions)	Sept. 30, 2013	June 30, 2013	Dec. 31, 2012	Sept. 30, 2012
Assets
Cash and due from banks	$447.3	$379.6	$470.0	$358.3
Short-term investments	147.9	119.5	131.4	63.7

Total cash and cash equivalents	595.2	499.1	601.4	422.0

Securities:
Trading account securities, at fair value	6.3	6.4	6.5	6.3
Securities available for sale, at fair value	4,194.8	4,439.9	4,532.3	3,651.0
Securities held to maturity, at amortized cost	56.1	56.1	56.2	56.2
Federal Home Loan Bank stock, at cost	121.9	115.4	73.7	73.7

Total securities	4,379.1	4,617.8	4,668.7	3,787.2

Loans held for sale	28.5	68.3	77.0	60.0

Loans:
Commercial	8,457.2	8,560.8	8,400.0	7,951.7
Commercial real estate	8,393.1	8,077.3	7,294.2	7,032.8
Residential mortgage	4,235.8	4,084.2	3,886.1	3,891.3
Consumer	2,141.3	2,143.9	2,156.3	2,164.2

Total loans	23,227.4	22,866.2	21,736.6	21,040.0
Less allowance for loan losses	(188.2)	(185.7)	(188.0)	(186.0)

Total loans, net	23,039.2	22,680.5	21,548.6	20,854.0

Goodwill and other acquisition-related intangible assets	2,133.8	2,140.4	2,153.5	2,160.3
Premises and equipment	314.2	320.1	330.4	334.7
Bank-owned life insurance	338.3	337.2	336.5	335.5
Other assets	682.3	681.5	608.3	622.3

Total assets	$31,510.6	$31,344.9	$30,324.4	$28,576.0

Liabilities
Deposits:
Non-interest-bearing	$5,105.7	$5,116.0	$5,084.3	$4,746.9
Savings, interest-bearing checking and money market	12,657.5	12,278.6	11,959.8	11,729.0
Time	4,426.4	4,587.2	4,706.4	4,886.7

Total deposits	22,189.6	21,981.8	21,750.5	21,362.6

Borrowings:
Federal Home Loan Bank advances	2,370.6	2,206.4	1,178.3	629.3
Federal funds purchased	704.0	931.0	619.0	479.0
Retail repurchase agreements	539.5	487.7	588.2	415.0
Other borrowings	7.3	1.0	1.0	1.0

Total borrowings	3,621.4	3,626.1	2,386.5	1,524.3

Notes and debentures	639.0	638.9	659.0	160.4
Other liabilities	423.0	420.2	489.6	421.3

Total liabilities	26,873.0	26,667.0	25,285.6	23,468.6

Stockholders’ Equity
Common stock	3.9	3.9	3.9	3.9
Additional paid-in capital	5,272.7	5,268.8	5,261.3	5,263.9
Retained earnings	770.5	763.1	756.2	750.1
Treasury stock, at cost	(1,039.0)	(1,009.3)	(712.2)	(656.2)
Accumulated other comprehensive loss	(202.5)	(178.8)	(96.9)	(79.0)
Unallocated common stock of Employee Stock Ownership Plan, at cost	(168.0)	(169.8)	(173.5)	(175.3)

Total stockholders’ equity	4,637.6	4,677.9	5,038.8	5,107.4

Total liabilities and stockholders’ equity	$31,510.6	$31,344.9	$30,324.4	$28,576.0

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
(in millions, except per share data)	Sept. 30, 2013	June 30, 2013	March 31, 2013	Dec. 31, 2012	Sept. 30, 2012
Interest and dividend income:
Commercial	$86.4	$87.2	$86.7	$90.7	$91.3
Commercial real estate	90.0	87.2	85.5	86.0	91.3
Residential mortgage	34.7	34.3	34.5	34.6	37.1
Consumer	18.6	18.7	18.8	19.5	19.8

Total interest on loans	229.7	227.4	225.5	230.8	239.5
Securities	22.0	22.2	22.7	20.7	20.3
Loans held for sale	0.5	0.4	0.4	0.4	0.5
Short-term investments	—	0.1	0.1	0.1	—

Total interest and dividend income	252.2	250.1	248.7	252.0	260.3

Interest expense:
Deposits	20.1	20.5	20.8	21.9	22.1
Borrowings	2.7	2.6	2.3	2.0	1.8
Notes and debentures	5.9	6.1	6.3	3.0	1.6

Total interest expense	28.7	29.2	29.4	26.9	25.5

Net interest income	223.5	220.9	219.3	225.1	234.8
Provision for loan losses	12.1	9.2	12.4	12.0	15.1

Net interest income after provision for loan losses	211.4	211.7	206.9	213.1	219.7

Non-interest income:
Bank service charges	33.3	32.1	30.1	31.4	33.0
Investment management fees	9.2	9.4	9.0	8.9	8.7
Insurance revenue	9.1	7.1	8.3	6.7	9.5
Brokerage commissions	3.3	3.4	3.3	2.9	2.8
Operating lease income	8.7	8.1	8.3	8.5	8.3
Net gains on sales of residential mortgage loans	3.9	4.2	5.7	6.1	3.6
Net gains on sales of acquired loans	—	5.8	—	0.3	—
Merchant services income, net	1.4	1.2	1.2	1.3	1.2
Bank-owned life insurance	1.2	0.9	0.9	1.1	1.3
Other non-interest income	13.9	13.9	16.1	17.1	13.0

Total non-interest income	84.0	86.1	82.9	84.3	81.4

Non-interest expense:
Compensation and benefits	106.9	104.4	108.2	97.4	106.7
Occupancy and equipment	36.7	36.9	37.9	37.9	36.5
Professional and outside service fees	16.1	14.9	13.9	16.8	15.8
Operating lease expense	7.8	7.6	7.5	7.5	6.8
Amortization of other acquisition-related intangible assets	6.5	6.6	6.5	6.7	6.7
Other non-interest expense	38.5	35.4	38.0	41.1	36.4

Total non-interest expense (1)	212.5	205.8	212.0	207.4	208.9

Income before income tax expense	82.9	92.0	77.8	90.0	92.2
Income tax expense	24.4	29.9	25.3	28.8	30.0

Net income	$58.5	$62.1	$52.5	$61.2	$62.2

Basic and diluted earnings per common share	$0.19	$0.20	$0.16	$0.18	$0.18

(1)	Total non-interest expense includes $3.3 million, $0.4 million, $8.0 million, $2.9 million and $3.2 million of non-operating expenses for the three months ended Sept. 30, 2013, June 30, 2013, March 31, 2013, Dec. 31, 2012 and Sept. 30, 2012, respectively. See Non-GAAP financial measures and reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

CONSOLIDATED STATEMENTS OF INCOME

	Nine Months Ended September 30,
(in millions, except per share data)	2013	2012
Interest and dividend income:
Commercial	$260.3	$279.4
Commercial real estate	262.7	275.2
Residential mortgage	103.5	109.1
Consumer	56.1	60.5

Total interest on loans	682.6	724.2
Securities	66.9	56.6
Loans held for sale	1.3	1.4
Short-term investments	0.2	0.7

Total interest and dividend income	751.0	782.9

Interest expense:
Deposits	61.4	68.8
Borrowings	7.6	5.1
Notes and debentures	18.3	5.4

Total interest expense	87.3	79.3

Net interest income	663.7	703.6
Provision for loan losses	33.7	37.2

Net interest income after provision for loan losses	630.0	666.4

Non-interest income:
Bank service charges	95.5	95.8
Investment management fees	27.6	26.0
Insurance revenue	24.5	25.1
Brokerage commissions	10.0	9.3
Operating lease income	25.1	22.7
Net gains on sales of residential mortgage loans	13.8	10.0
Net gains on sales of acquired loans	5.8	0.7
Merchant services income, net	3.8	3.6
Bank-owned life insurance	3.0	4.3
Other non-interest income	43.9	32.0

Total non-interest income	253.0	229.5

Non-interest expense:
Compensation and benefits	319.5	321.5
Occupancy and equipment	111.5	104.0
Professional and outside service fees	44.9	48.6
Operating lease expense	22.9	18.8
Amortization of other acquisition-related intangible assets	19.6	20.1
Other non-interest expense	111.9	110.2

Total non-interest expense (1)	630.3	623.2

Income before income tax expense	252.7	272.7
Income tax expense	79.6	88.6

Net income	$173.1	$184.1

Basic and diluted earnings per common share	$0.55	$0.54

(1)	Total non-interest expense includes $11.7 million and $9.8 million of non-operating expenses for the nine months ended September 30, 2013 and 2012, respectively. See Non-GAAP financial measures and reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	September 30, 2013			June 30, 2013			September 30, 2012
Three months ended	Average		Yield/	Average		Yield/	Average		Yield/
(dollars in millions)	Balance	Interest	Rate	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Short-term investments	$179.4	$—	0.21%	$152.4	$0.1	0.18%	$107.7	$—	0.17%
Securities (2)	4,528.9	24.0	2.12	4,556.9	24.3	2.13	3,607.7	21.5	2.38
Loans:
Commercial (3)	8,470.2	88.7	4.19	8,424.6	89.4	4.25	7,737.6	93.1	4.81
Commercial real estate	8,148.3	90.0	4.42	7,757.5	87.2	4.50	6,952.2	91.3	5.25
Residential mortgage	4,156.2	35.2	3.38	4,048.5	34.7	3.43	3,906.0	37.6	3.84
Consumer	2,140.9	18.6	3.48	2,138.6	18.7	3.49	2,163.2	19.8	3.67

Total loans	22,915.6	232.5	4.06	22,369.2	230.0	4.11	20,759.0	241.8	4.66

Total earning assets	27,623.9	$256.5	3.71%	27,078.5	$254.4	3.76%	24,474.4	$263.3	4.30%

Other assets	3,592.3			3,720.3			3,759.9

Total assets	$31,216.2			$30,798.8			$28,234.3

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$5,077.0	$—	—%	$4,960.8	$—	—%	$4,724.6	$—	—%
Savings, interest-bearing checking and money market	12,482.3	8.2	0.26	12,316.4	8.3	0.27	11,661.7	9.0	0.31
Time	4,507.1	11.9	1.05	4,558.2	12.2	1.07	4,985.9	13.1	1.05

Total deposits	22,066.4	20.1	0.36	21,835.4	20.5	0.38	21,372.2	22.1	0.41

Borrowings:
Federal Home Loan Bank advances	2,387.8	2.2	0.37	1,778.3	2.0	0.44	390.7	1.3	1.31
Federal funds purchased	520.5	0.2	0.17	788.0	0.4	0.19	295.9	0.2	0.23
Retail repurchase agreements	548.7	0.3	0.20	492.3	0.2	0.19	478.4	0.2	0.23
Other borrowings	5.9	—	0.37	1.0	—	1.75	11.1	0.1	1.03

Total borrowings	3,462.9	2.7	0.31	3,059.6	2.6	0.34	1,176.1	1.8	0.60

Notes and debentures	639.0	5.9	3.69	653.1	6.1	3.75	160.3	1.6	4.07

Total funding liabilities	26,168.3	$28.7	0.44%	25,548.1	$29.2	0.46%	22,708.6	$25.5	0.45%

Other liabilities	425.8			425.8			364.9

Total liabilities	26,594.1			25,973.9			23,073.5
Stockholders’ equity	4,622.1			4,824.9			5,160.8

Total liabilities and stockholders’ equity	$31,216.2			$30,798.8			$28,234.3

Net interest income/spread (4)		$227.8	3.27%		$225.2	3.30%		$237.8	3.85%

Net interest margin			3.30%			3.33%			3.89%

Operating net interest margin (5)			3.30%			3.33%			3.82%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities available for sale are based on amortized cost.
(3)	Includes commercial and industrial loans and equipment financing loans.
(4)	The fully taxable equivalent adjustment was $4.3 million, $4.3 million and $3.0 million for the three months ended September 30, 2013, June 30, 2013 and September 30, 2012, respectively.
(5)	See Non-GAAP financial measures and reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

AVERAGE BALANCE SHEET, INTEREST AND YIELD/RATE ANALYSIS (1)

	September 30, 2013			September 30, 2012
Nine months ended	Average		Yield/	Average		Yield/
(dollars in millions)	Balance	Interest	Rate	Balance	Interest	Rate
Assets:
Short-term investments	$159.5	$0.2	0.20%	$400.7	$0.7	0.24%
Securities (2)	4,544.5	72.8	2.13	3,109.4	59.3	2.54
Loans:
Commercial (3)	8,380.5	267.0	4.25	7,535.6	280.7	4.97
Commercial real estate	7,771.2	262.7	4.51	7,027.3	279.4	5.30
Residential mortgage	4,047.2	104.8	3.45	3,830.5	110.5	3.84
Consumer	2,142.5	56.1	3.49	2,180.2	60.5	3.71

Total loans	22,341.4	690.6	4.12	20,573.6	731.1	4.74

Total earning assets	27,045.4	$763.6	3.76%	24,083.7	$791.1	4.38%

Other assets	3,689.4			3,734.5

Total assets	$30,734.8			$27,818.2

Liabilities and stockholders’ equity:
Deposits:
Non-interest-bearing	$4,973.0	$—	—%	$4,576.5	$—	—%
Savings, interest-bearing checking and money market	12,281.9	24.5	0.27	11,454.0	30.1	0.35
Time	4,567.0	36.9	1.08	5,105.5	38.7	1.01

Total deposits	21,821.9	61.4	0.37	21,136.0	68.8	0.43

Borrowings:
Federal Home Loan Bank advances	1,840.5	5.9	0.43	351.3	3.7	1.42
Federal funds purchased	637.0	0.9	0.19	104.6	0.2	0.23
Retail repurchase agreements	533.5	0.8	0.20	479.6	1.0	0.27
Other borrowings	2.7	—	0.70	21.6	0.2	0.99

Total borrowings	3,013.7	7.6	0.34	957.1	5.1	0.70

Notes and debentures	650.3	18.3	3.75	160.0	5.4	4.53

Total funding liabilities	25,485.9	$87.3	0.46%	22,253.1	$79.3	0.48%

Other liabilities	433.1			376.6

Total liabilities	25,919.0			22,629.7
Stockholders’ equity	4,815.8			5,188.5

Total liabilities and stockholders’ equity	$30,734.8			$27,818.2

Net interest income/spread (4)		$676.3	3.30%		$711.8	3.90%

Net interest margin			3.33%			3.94%

Operating net interest margin (5)			3.33%			3.89%

(1)	Average yields earned and rates paid are annualized.
(2)	Average balances and yields for securities available for sale are based on amortized cost.
(3)	Includes commercial and industrial loans and equipment financing loans.
(4)	The fully taxable equivalent adjustment was $12.6 million and $8.2 million for the nine months ended September 30, 2013 and 2012, respectively.
(5)	See Non-GAAP financial measures and reconciliation to GAAP beginning on page 16.

People’s United Financial, Inc.

Loans acquired in connection with business combinations are initially recorded at fair value, determined based upon an estimate of expected cash flows, including a reduction for estimated credit losses, and without carryover of the respective portfolio’s historical allowance for loan losses. A decrease in expected cash flows in subsequent periods may indicate that a loan is impaired, which would require the establishment of an allowance for loan losses. As such, selected asset quality metrics have been highlighted to distinguish between the ‘originated’ portfolio and the ‘acquired’ portfolio.

NON-PERFORMING ASSETS

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(dollars in millions)	2013	2013	2013	2012	2012
Originated non-performing loans:
Commercial Banking:
Commercial real estate	$69.8	$70.2	$86.5	$84.4	$88.5
Commercial and industrial	66.7	68.6	50.9	54.8	64.6
Equipment financing	21.2	27.8	24.8	27.2	37.4

Total	157.7	166.6	162.2	166.4	190.5

Retail:
Residential mortgage	59.5	59.6	66.8	65.0	60.6
Home equity	19.9	21.0	22.2	21.0	14.6
Other consumer	0.1	0.1	0.2	0.3	0.3

Total	79.5	80.7	89.2	86.3	75.5

Total originated non-performing loans (1)	237.2	247.3	251.4	252.7	266.0
REO:
Residential	14.6	16.0	16.9	17.2	7.2
Commercial	13.3	10.9	9.6	11.4	12.6

Total REO	27.9	26.9	26.5	28.6	19.8

Repossessed assets	6.1	6.3	7.2	8.3	8.2

Total non-performing assets	$271.2	$280.5	$285.1	$289.6	$294.0

Acquired non-performing loans (contractual amount) (2)	$154.2	$159.0	$180.7	$181.6	$202.0

Originated non-performing loans as a percentage of originated loans	1.10%	1.18%	1.25%	1.30%	1.45%
Non-performing assets as a percentage of:
Originated loans, REO and repossessed assets	1.26	1.33	1.42	1.48	1.59
Tangible stockholders’ equity and originated allowance for loan losses	10.12	10.33	9.78	9.45	9.41

(1)	Reported net of government guarantees totaling $19.8 million at Sept. 30, 2013, $20.4 million at June 30, 2013, $9.9 million at March 31, 2013, $9.7 million at Dec. 31, 2012 and $14.1 million at Sept. 30, 2012.
(2)	Represents acquired loans that meet People’s United Financial’s definition of a non-performing loan but are not, under the accounting model for acquired loans, subject to classification as non-accrual in the same manner as originated loans. Because acquired loans are initially recorded at an amount estimated to be collectible, losses on such loans, when incurred, are first applied against the non-accretable difference established in purchase accounting and then to any allowance for loan losses recognized subsequent to acquisition.

People’s United Financial, Inc.

PROVISION AND ALLOWANCE FOR LOAN LOSSES

	Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(dollars in millions)	2013	2013	2013	2012	2012
Allowance for loan losses on originated loans:
Balance at beginning of period	$177.5	$177.5	$177.5	$175.5	$175.5
Charge-offs	(10.7)	(12.0)	(11.3)	(11.6)	(11.1)
Recoveries	1.2	1.9	1.5	1.6	1.7

Net loan charge-offs	(9.5)	(10.1)	(9.8)	(10.0)	(9.4)
Provision for loan losses	9.5	10.1	9.8	12.0	9.4

Balance at end of period	177.5	177.5	177.5	177.5	175.5

Allowance for loan losses on acquired loans:
Balance at beginning of period	8.2	9.8	10.5	10.5	4.8
Charge-offs	(0.1)	(0.7)	(3.3)	—	—
Provision for loan losses	2.6	(0.9)	2.6	—	5.7

Balance at end of period	10.7	8.2	9.8	10.5	10.5

Total allowance for loan losses	$188.2	$185.7	$187.3	$188.0	$186.0

Commercial banking originated allowance for loan losses as a percentage of originated commercial banking loans	1.02%	1.05%	1.11%	1.13%	1.22%
Retail originated allowance for loan losses as a percentage of originated retail loans	0.31	0.31	0.32	0.36	0.35
Total originated allowance for loan losses as a percentage of:
Originated loans	0.82	0.85	0.88	0.91	0.95
Originated non-performing loans	74.8	71.8	70.6	70.3	66.0

NET LOAN CHARGE-OFFS (RECOVERIES)

	Three Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(dollars in millions)	2013	2013	2013	2012	2012
Commercial Banking:
Commercial real estate	$(0.1)	$4.7	$6.1	$2.5	$3.5
Commercial and industrial	6.4	1.5	3.7	2.7	2.6
Equipment financing	0.9	0.7	(0.4)	1.0	1.1

Total	7.2	6.9	9.4	6.2	7.2

Retail:
Residential mortgage	0.4	2.3	1.9	1.7	1.3
Home equity	1.6	1.4	1.5	1.7	0.6
Other consumer	0.4	0.2	0.3	0.4	0.3

Total	2.4	3.9	3.7	3.8	2.2

Total	$9.6	$10.8	$13.1	$10.0	$9.4

Net loan charge-offs to average total loans (annualized)	0.17%	0.19%	0.24%	0.19%	0.18%

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP

In addition to evaluating People’s United Financial’s results of operations in accordance with U.S. generally accepted accounting principles (“GAAP”), management routinely supplements their evaluation with an analysis of certain non-GAAP financial measures, such as the efficiency and tangible equity ratios, tangible book value per share and operating earnings metrics. Management believes these non-GAAP financial measures provide information useful to investors in understanding People’s United Financial’s underlying operating performance and trends, and facilitates comparisons with the performance of other banks and thrifts. Further, the efficiency ratio and operating earnings metrics are used by management in its assessment of financial performance, including non-interest expense control, while the tangible equity ratio and tangible book value per share are used to analyze the relative strength of People’s United Financial’s capital position.

The efficiency ratio, which represents an approximate measure of the cost required by People’s United Financial to generate a dollar of revenue, is the ratio of (i) total non-interest expense (excluding goodwill impairment charges, amortization of other acquisition-related intangible assets, losses on real estate assets and non-recurring expenses) (the numerator) to (ii) net interest income on a fully taxable equivalent (“FTE”) basis plus total non-interest income (including the FTE adjustment on bank-owned life insurance (“BOLI”) income, and excluding gains and losses on sales of assets other than residential mortgage loans and acquired loans, and non-recurring income) (the denominator). People’s United Financial generally considers an item of income or expense to be non-recurring if it is not similar to an item of income or expense of a type incurred within the last two years and is not similar to an item of income or expense of a type reasonably expected to be incurred within the following two years.

Operating earnings exclude from net income those items that management considers to be of such a non-recurring or infrequent nature that, by excluding such items (net of income taxes), People’s United Financial’s results can be measured and assessed on a more consistent basis from period to period. Items excluded from operating earnings, which include, but are not limited to: (i) merger-related expenses, including acquisition integration and other costs; (ii) charges related to executive-level management separation costs; (iii) severance-related costs; and (iv) writedowns of banking house assets, are generally also excluded when calculating the efficiency ratio. Operating earnings per share is derived by determining the per share impact of the respective adjustments to arrive at operating earnings and adding (subtracting) such amounts to (from) GAAP earnings per share. Operating return on average assets is calculated by dividing operating earnings (annualized) by average total assets. Operating return on average tangible stockholders’ equity is calculated by dividing operating earnings (annualized) by average tangible stockholders’ equity. The operating dividend payout ratio is calculated by dividing dividends paid by operating earnings for the respective period.

Operating net interest margin excludes from the net interest margin those items that management considers to be of such a discrete nature that, by excluding such items, People’s United Financial’s net interest margin can be measured and assessed on a more consistent basis from period to period. Excluded from operating net interest margin is cost recovery income on acquired loans. Operating net interest margin is calculated by dividing operating net interest income (annualized) by average total earning assets.

The tangible equity ratio is the ratio of (i) tangible stockholders’ equity (total stockholders’ equity less goodwill and other acquisition-related intangible assets) (the numerator) to (ii) tangible assets (total assets less goodwill and other acquisition-related intangible assets) (the denominator). Tangible book value per share is calculated by dividing tangible stockholders’ equity by common shares (total common shares issued, less common shares classified as treasury shares and unallocated Employee Stock Ownership Plan (“ESOP”) common shares).

In light of diversity in presentation among financial institutions, the methodologies used by People’s United Financial for determining the non-GAAP financial measures discussed above may differ from those used by other financial institutions.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP—continued

OPERATING NON-INTEREST EXPENSE AND EFFICIENCY RATIO

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(dollars in millions)	2013	2013	2013	2012	2012	2013	2012
Total non-interest expense	$212.5	$205.8	$212.0	$207.4	$208.9	$630.3	$623.2

Adjustments to arrive at operating non-interest expense:
Writedowns of banking house assets	(2.8)	—	(6.2)	—	—	(9.0)	—
Severance-related costs	(0.5)	(0.4)	(1.5)	(2.9)	(0.9)	(2.4)	(4.4)
Acquisition integration and other costs	—	—	(0.3)	—	(2.3)	(0.3)	(5.4)

Total	(3.3)	(0.4)	(8.0)	(2.9)	(3.2)	(11.7)	(9.8)

Operating non-interest expense	209.2	205.4	204.0	204.5	205.7	618.6	613.4

Amortization of other acquisition-related intangible assets	(6.5)	(6.6)	(6.5)	(6.7)	(6.7)	(19.6)	(20.1)
Other (1)	(4.0)	(3.4)	(1.5)	(0.6)	(2.7)	(8.9)	(7.2)

Total	$198.7	$195.4	$196.0	$197.2	$196.3	$590.1	$586.1

Net interest income (FTE basis)	$227.8	$225.2	$223.3	$228.6	$237.8	$676.3	$711.8
Total non-interest income	84.0	86.1	82.9	84.3	81.4	253.0	229.5

Total revenues	311.8	311.3	306.2	312.9	319.2	929.3	941.3
Adjustments:
BOLI FTE adjustment	0.6	0.4	0.4	0.6	0.7	1.4	2.2
Other (2)	—	(0.2)	(0.7)	(0.7)	—	(0.9)	—

Total	$312.4	$311.5	$305.9	$312.8	$319.9	$929.8	$943.5

Efficiency ratio	63.6%	62.7%	64.1%	63.0%	61.4%	63.5%	62.1%

(1)	Items classified as “other” and deducted from non-interest expense for purposes of calculating the efficiency ratio include, as applicable, certain franchise taxes, real estate owned expenses, contract termination costs and non-recurring expenses.
(2)	Items classified as “other” and added to (deducted from) total revenues for purposes of calculating the efficiency ratio include, as applicable, asset write-offs and gains associated with the sale of branch locations.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP—continued

OPERATING EARNINGS

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(dollars in millions, except per share data)	2013	2013	2013	2012	2012	2013	2012
Net income, as reported	$58.5	$62.1	$52.5	$61.2	$62.2	$173.1	$184.1

Adjustments to arrive at operating earnings:
Writedowns of banking house assets	2.8	—	6.2	—	—	9.0	—
Severance-related costs	0.5	0.4	1.5	2.9	0.9	2.4	4.4
Acquisition integration and other costs	—	—	0.3	—	2.3	0.3	5.4

Total pre-tax adjustments	3.3	0.4	8.0	2.9	3.2	11.7	9.8
Tax effect	(1.0)	(0.1)	(2.6)	(0.9)	(1.0)	(3.7)	(3.2)

Total adjustments, net of tax	2.3	0.3	5.4	2.0	2.2	8.0	6.6

Operating earnings	$60.8	$62.4	$57.9	$63.2	$64.4	$181.1	$190.7

Earnings per share, as reported	$0.19	$0.20	$0.16	$0.18	$0.18	$0.55	$0.54

Adjustments to arrive at operating earnings per share:
Writedowns of banking house assets	0.01	—	0.02	—	—	0.03	—
Severance-related costs	—	—	—	0.01	—	—	0.01
Acquisition integration and other costs	—	—	—	—	0.01	—	0.02

Total adjustments per share	0.01	—	0.02	0.01	0.01	0.03	0.03

Operating earnings per share	$0.20	$0.20	$0.18	$0.19	$0.19	$0.58	$0.57

Average total assets	$31,216	$30,799	$30,178	$28,991	$28,234	$30,735	$27,818

Operating return on average assets (annualized)	0.78%	0.81%	0.77%	0.87%	0.91%	0.79%	0.91%

OPERATING NET INTEREST MARGIN

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(dollars in millions)	2013	2013	2013	2012	2012	2013	2012
Net interest income (FTE basis)	$227.8	$225.2	$223.3	$228.6	$237.8	$676.3	$711.8

Adjustments to arrive at operating net interest income:
Cost recovery income	—	—	—	—	(4.1)	—	(8.8)

Total adjustments	—	—	—	—	(4.1)	—	(8.8)

Operating net interest income	$227.8	$225.2	$223.3	$228.6	$233.7	$676.3	$703.0

Net interest margin, as reported (1)	3.30%	3.33%	3.38%	3.63%	3.89%	3.33%	3.94%

Adjustments to arrive at operating net interest margin (1):
Cost recovery income	—	—	—	—	(0.07)	—	(0.05)

Total adjustments	—	—	—	—	(0.07)	—	(0.05)

Operating net interest margin (1)	3.30%	3.33%	3.38%	3.63%	3.82%	3.33%	3.89%

Average total earning assets	$27,624	$27,079	$26,421	$25,206	$24,474	$27,045	$24,084

(1)	Annualized.

People’s United Financial, Inc.

NON-GAAP FINANCIAL MEASURES AND RECONCILIATION TO GAAP—continued

OPERATING RETURN ON AVERAGE TANGIBLE STOCKHOLDERS’ EQUITY

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(dollars in millions)	2013	2013	2013	2012	2012	2013	2012
Operating earnings	$60.8	$62.4	$57.9	$63.2	$64.4	$181.1	$190.7

Average stockholders’ equity	$4,622	$4,825	$5,005	$5,107	$5,161	$4,816	$5,188
Less: Average goodwill and average other acquisition-related intangible assets	2,137	2,144	2,151	2,157	2,164	2,144	2,167

Average tangible stockholders’ equity	$2,485	$2,681	$2,854	$2,950	$2,997	$2,672	$3,021

Operating return on average tangible stockholders’ equity (annualized)	9.8%	9.3%	8.1%	8.6%	8.6%	9.0%	8.4%

OPERATING DIVIDEND PAYOUT RATIO

	Three Months Ended					Nine Months Ended
	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,	Sept. 30,	Sept. 30,
(dollars in millions)	2013	2013	2013	2012	2012	2013	2012
Dividends paid	$50.3	$51.9	$52.8	$53.6	$54.3	$155.0	$164.3

Operating earnings	$60.8	$62.4	$57.9	$63.2	$64.4	$181.1	$190.7

Operating dividend payout ratio	82.7%	83.2%	91.2%	84.8%	84.3%	85.6%	86.2%

TANGIBLE EQUITY RATIO

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(dollars in millions)	2013	2013	2013	2012	2012
Total stockholders’ equity	$4,638	$4,678	$4,886	$5,039	$5,107
Less: Goodwill and other acquisition-related intangible assets	2,134	2,140	2,147	2,154	2,160

Tangible stockholders’ equity	$2,504	$2,538	$2,739	$2,885	$2,947

Total assets	$31,511	$31,345	$30,598	$30,324	$28,576
Less: Goodwill and other acquisition-related intangible assets	2,134	2,140	2,147	2,154	2,160

Tangible assets	$29,377	$29,205	$28,451	$28,170	$26,416

Tangible equity ratio	8.5%	8.7%	9.6%	10.2%	11.2%

TANGIBLE BOOK VALUE PER SHARE

	Sept. 30,	June 30,	March 31,	Dec. 31,	Sept. 30,
(in millions, except per share data)	2013	2013	2013	2012	2012
Tangible stockholders’ equity	$2,504	$2,538	$2,739	$2,885	$2,947

Common shares issued	396.44	396.32	396.24	395.81	395.88
Less: Shares classified as treasury shares	80.62	78.54	67.31	56.18	51.48
Unallocated ESOP shares	8.10	8.19	8.28	8.36	8.45

Common shares	307.72	309.59	320.65	331.27	335.95

Tangible book value per share	$8.14	$8.20	$8.54	$8.71	$8.77